Exhibit 10.1

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement ( this" Agreement") is entered into by and between RF Industries, Ltd., a Nevada corporation, (the "Employer") on behalf of itself, its subsidiaries and other corporate affiliates and each of their respective employees, officers, directors, owners, shareholders and agents (collectively referred to herein as the "Employer Group"), and Johnny Walker (the "Executive") (the Employer and the Executive are collectively referred to herein as the "Parties") as of October 24, 2016 (the "Execution Date").

Because the Executive is required to spend substantial time dealing with the medical issues affecting a member of the Executive’s family, the Executive and the Employer have mutually agreed to terminate that certain Employment Agreement entered into between Employer and Executive on December 23, 2015 (the “Employment Agreement”) and the Executive’s employment thereunder. Accordingly, the parties hereto agree that the Executive's last day of employment with the Employer shall be October 28, 2016 (the "Separation Date"). After the Separation Date, the Executive will not represent himself as being an employee, officer, attorney, agent or representative of the Employer Group for any purpose. Except as otherwise set forth in this Agreement, the Separation Date will be the employment termination date for the Executive for all purposes, meaning the Executive will no longer be entitled to any further compensation, monies or other benefits from the Employer Group, including coverage under any benefits plans or programs sponsored by the Employer Group. In addition, the Employment Agreement shall terminate on, and as of the Separation Date.

1.           Return of Property; Status Memorandum. By the Separation Date, the Executive must return all Employer Group property, including devices, laptops, computers, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files and any other Employer Group property in the Executive's possession. In addition, by the Separation Date, the Executive shall deliver to the Employer a memorandum that (i) lists all material matters, projects and initiatives of the Employer Group being directed or supervised by the Executive, and (ii) contains a description of the status of such matters, projects and initiatives and any upcoming action items to be taken by the principal executive officer of the Employer.

2.           Employer Group's Waiver and Release and Executive Representations. The Employer Group expressly waives and releases any and all claims against the Executive that may be waived and released by law with the exception of claims arising out of or attributable to (a) events, acts or omissions taking place after the Parties' execution of the Agreement; (b) the Executive's breach of any terms and conditions of the Agreement; and (c) the Executive's criminal activities or intentional misconduct occurring during the Executive's employment with the Employer Group. The Executive represents, warrants and confirms that: (a) he has no claims, complaints or actions of any kind filed against the Employer Group with any court of law, or local, state or federal government or agency; and (b) he has been properly paid for all commissions, bonuses and other compensation due to him has been paid, including his final payroll check for his salary and any accrued but unused vacation/paid time off through and including the Separation Date above. Any vested benefits under any of the Employer Group’s employee benefit plans are excluded and shall be governed by the terms of the applicable plan documents and award agreements. The Executive specifically represents, warrants and confirms that he has not engaged in, and is not aware of, any unlawful conduct in relation to the business of the Employer Group.

3.           Separation Benefits. In consideration for the Executive's execution, non-revocation of, and compliance with this Agreement, including the waiver and release of claims in Section 4, the Employer Group agrees to provide the following payments and benefits:

(a)           The Employer shall pay the Executive the following amounts, in each case minus all relevant taxes and other withholdings: (i) On the Effective Date, as defined in Section 4(c) below, a lump sum payment equal to $41,666 (which is equal to the amount that the Executive would have been paid under the Employment Agreement had he continued to be employed until December 31, 2016) plus the Executive’s accrued and unused vacation pay, and (ii) a severance payment of $29,833 on January 15, 2017. Notwithstanding the foregoing, no payment shall be made or begin before the Effective Date of this Agreement.

(b)           The Executive understands, acknowledges and agrees that the severance payment and other benefits exceed what he is otherwise entitled to receive upon separation from employment, and that the payment and benefits are in exchange for executing this Agreement. The Executive further acknowledges no entitlement to any additional payment or consideration not specifically referenced herein.

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4.           Release.

(a)	General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement, the Executive and his heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively the "Releasors") irrevocably and unconditionally fully and forever waive, release and discharge the Employer Group, including subsidiaries, affiliates, predecessors, successors and assigns, and all of their respective officers, directors, employees, in their corporate and individual capacities (collectively, the "Releasees") from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys' fees) of any kind whatsoever (collectively, "Claims"), whether known or unknown, from the beginning of time to the date of the Executive's execution of this Agreement, including, without limitation, any claims any Claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Executive's hire, benefits, employment, termination or separation from employment with the Employer Group and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, including, but not limited to (i) any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, the Equal Pay Act, as amended, the Executive Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, the Genetic Information Nondiscrimination Act of 2008, the California Fair Employment and Housing Act, as amended, and/or any other Federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; and (ii) any tort, contract and/or quasi-contract law, including but not limited to claims of wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm. However, this general release of claims excludes, and the Executive does not waive, release or discharge (i) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency; (ii) claims under state workers' compensation or unemployment laws; or (iii) indemnification rights the Executive has against the Employer, and/or any other claims that cannot be waived by law.

(b)	Waiver of California Civil Code Section 1542

The Executive understands that he may later discover Claims or facts that may be different than, or in addition to, those which the Executive now knows or believes to exist with regards to the subject matter of this Agreement, and which, if known at the time of signing this release, may have materially affected this Agreement or Executive's decision to enter into it. Nevertheless, the Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts. The Releasors have been made aware of, and understand, the provisions of California Civil Code Section 1542 and hereby expressly waive any and all rights, benefits and protections of the statute, which provides, "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

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(c)	Specific Release of ADEA Claims

In further consideration of the payments and benefits provided to the Executive in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release and discharge the Releasees from any and all Claims, whether known or unknown, from the beginning of time to the date of the Executive's execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Executive hereby acknowledges and confirms that: (i) the Executive has read this Agreement in its entirety and understands all of its terms; (ii) the Executive has been advised of and has availed himself of his right to consult with his attorney prior to executing this Agreement; (iii) the Executive knowingly, freely and voluntarily assents to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release and covenants contained herein; (iv) the Executive is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which he is otherwise entitled; (v) the Executive was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of his choice, although he may sign it sooner if desired; (vi) the Executive understands that he has seven (7) days from the date he signs this Agreement to revoke the release in this paragraph by delivering notice of revocation to Mark Turfler, Chief Financial Officer, at the Employer Group, by e-mail/fax/overnight delivery before the end of such seven-day period; and (vii) the Executive understands that the release contained in this paragraph does not apply to rights and claims that may arise after the date on which the Executive signs this Agreement.

This Agreement shall not become effective, until the later of the Separation Date of the eighth (8th) day after the Executive and the Employer Group execute this Agreement. Such date shall be the “Effective Date” of this Agreement. No payments due to the Executive hereunder shall be made or begin before the Effective Date.

5.           Knowing and Voluntary Acknowledgement. The Executive specifically agrees and acknowledges that: (i) the Executive has read this Agreement in its entirety and understands all of its terms; (ii) the Executive has been advised of and has availed himself of his right to consult with his attorney prior to executing this Agreement; (iii) the Executive knowingly, freely and voluntarily assents to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (iv) the Executive is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which he is otherwise entitled; (v) the Executive is not waiving or releasing rights or claims that may arise after his execution of this Agreement; and (vi) the Executive understands that the waiver and release in this Agreement is being requested in connection with the cessation of his employment with the Employer Group.

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6.           Post-termination Obligations and Restrictive Covenants.

(a)	Confidential Information

The Executive understands and acknowledges that during the course of his employment by the Employer, he has had access to and learned about confidential, secret and proprietary documents, materials and other information, in tangible and intangible form, of and relating to the Employer Group and its businesses and existing and prospective customers, suppliers, other associated third parties ("Confidential Information"). The Executive further understands and acknowledges that this Confidential Information and the Employer's ability to reserve it for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Executive might cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.

The Executive understands and agrees that Confidential Information developed by him in the course of his employment by the Employer shall be subject to the terms and conditions of this Agreement as if the Employer furnished the same Confidential Information to the Executive in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Executive, provided that such disclosure is through no direct or indirect fault of the Executive or person(s) acting on the Executive's behalf.

(b)	Disclosure and Use Restrictions

The Executive agrees and covenants: (i) to treat all Confidential Information as strictly confidential; and (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever (including other employees of the Employer Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Employer Group and, in any event, not to anyone outside of the direct employ of the Employer Group except as required in the performance of any of the Executive's remaining authorized employment duties to the Employer. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Executive shall promptly provide written notice of any such order to an authorized officer of the Employer Group.

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(c)	Duration of Confidentiality Obligations

The Executive understands and acknowledges that his obligations under this Agreement with regard to any particular Confidential Information shall commence immediately and shall continue during and after his employment by the Employer until such time as such Confidential Information has become public knowledge other than as a result of the Executive's breach of this Agreement or breach by those acting in concert with the Executive or on the Executive's behalf.

(d)	Non-Solicitation

The Executive agrees and covenants not to disrupt or interfere with the business of Employer Group by directly or indirectly soliciting, recruiting, attempting to hire or recruit, or raiding the employees of Employer Group or otherwise inducing the termination of employment of any employee of the Employer Group for one year beginning on the Separation Date.

The Executive understands and acknowledges that because of the Executive's experience with and relationship to the Employer Group, he has had access to and learned about much or all of the Employer Group’s Confidential Information and trade secrets, including customer information. "Customer Information" includes, but is not limited to, names, phone numbers, addresses, e-mail addresses, order history, order preferences, chain of command, pricing information and other information identifying facts and circumstances specific to the customer and relevant to sales.

The Executive agrees and covenants that Executive will not use Customer Information or the Employer Group’s Confidential Information to directly or indirectly interrupt, disturb or interfere with the relationships of the Employer Group with any customer, supplier, consultant, independent contractor or other business partner, or to compete unfairly with the Employer Group.

7.           Non-disparagement. The Parties agree and covenant that they shall not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the other Party (and in the case of the Employer Group, the Employer Group’s business, employees or officers), now or in the future.

8.           Remedies. In the event of a breach or threatened breach by the Executive of any of the provisions of this Agreement, the Executive hereby consents and agrees that the Employer shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

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Should the Executive fail to abide by any of the terms of this Agreement or post-termination obligations contained herein, the Employer may, in addition to any other remedies it may have, reclaim any amounts paid to the Executive under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided herein.

9.           Successors and Assigns.

(a)	Assignment by the Employer Group

The Employer Group may assign this Agreement to any subsidiary or corporate affiliate, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer. This Agreement shall inure to the benefit of the Employer Group and permitted successors and assigns.

(b)	No Assignment by the Executive

The Executive may not assign this Agreement or any part hereof, it being understood that this Agreement is personal to Executive. Any purported assignment by the Executive shall be null and void from the initial date of purported assignment.

10.         Arbitration. The parties agree that any dispute, controversy or claim arising out of or related to the Executive's employment with the Employer/this Agreement or any breach of this Agreement shall be submitted to and decided by binding arbitration before to a single arbitrator in San Diego, California mutually agreeable to the parties before and shall be conducted pursuant to the provisions of Title 9 of the California Code of Civil Procedure, excluding Chapter 5 of Title 9. In the context of a given dispute, the parties agree to submit to the reasonable discretion of the arbitrator as to whether the parties shall have any rights to conduct written and/or oral discovery and the scope and process for any such discovery. Reimbursement of all legal fees and costs shall be awarded to the prevailing party or otherwise as the parties may mutually agree

This agreement to arbitrate is freely negotiated between Executive and Employer and is mutually entered into between the parties. Both parties fully understand and agree that they are giving up certain rights otherwise afforded to them by civil court actions, including but not limited to the right to a jury trial.

11.         Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of California without regard to conflicts-of-law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in San Diego, California.

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12.         Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Executive and the Employer Group pertaining to the termination of Executive’s employment and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The Parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

13.         Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and the Employer. No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

14.         Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

15.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

16.         Nonadmission. Nothing in this Agreement shall be construed as an admission of wrongdoing or liability on the part of the Executive of the Employer Group.

17.         Notices. All notices under this Agreement must be given in writing by personal delivery/regular mail/receipted e-mail at the addresses indicated on the signature page of this Agreement.

18.         Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

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19.         Acknowledgment of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

RF INDUSTRIES, LTD.

By	/s/ Mark Turfler
Name:	Mark Turfler
Title:	Chief Financial Officer
7610 Miramar Road, Bldg. 6000, San Diego, California 92126

JOHNNY WALKER

Signature:	/s/ Johnny Walker
2217 Ravinia Dr.
Arlington, Texas 76012

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